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                                                                     Exhibit 21


                                   Schedule II

                   SUBSIDIARIES OF THE RAYMOND CORPORATION (a)

                                                                  Percentage of                State or other
                                                             Voting Securities                Jurisdiction in
                                                                     Owned                     Which Organized
                                                             ----------------------------------------------------
Associated Material Handling Industries, Inc.                         70(b)                       Illinois

Dockstocker Corporation                                              100(b)                       New York
(Subsidiary of Raymond Sales Corporation)

Heubel Material Handling, Inc.                                        86(c)                       Missouri
(Subsidiary of Raymond Sales Corporation)

G.N. Johnston Equipment Co. Ltd.                                      74(b)                        Canada
(Subsidiary of R.H.E. Ltd.)

Pengate Handling Systems, Inc.                                       99 (c)                     Pennsylvania
(Subsidiary of Raymond Sales Corporation)

Raymond Accounts Management, Inc.                                    100(b)                      New Jersey
(Subsidiary of Raymond Sales Corporation)

The Raymond Export Corporation                                       100(b)                  U.S. Virgin Islands

R.H.E. Ltd.                                                          100(b)                        Canada

Raymond Industrial Equipment, Limited                                100(b)                        Canada
(Subsidiary of R.H.E. Ltd.)

Raymond Leasing Corporation                                          100(b)                       Delaware

Raymond Production Systems Corporation                               100(b)                      California

Raymond Sales Corporation                                            100(b)                       New York

Raymond Transportation Corporation                                   100(b)                       New York

Robert Abel & Co., Inc.                                               55(c)                     Massachusetts
(Subsidiary of Raymond Sales Corporation)

Welch Equipment Company, Inc.                                         77(c)                       Colorado
(Subsidiary of Raymond Sales Corporation)

(a) Unless otherwise noted, the Registrant is the Parent of the above listed company.
(b) Included in consolidated financial statements.
(c) Included in consolidated financial statements on an equity basis.